     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 28, 1998



                                                    REGISTRATION NO. 333-50853

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -------------------------

                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          -------------------------

                               SOURCE MEDIA, INC.
             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                               4825                              13-3700438
   (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)         Classification Code Number)              Identification No.)

                          5400 LBJ FREEWAY, SUITE 680
                              DALLAS, TEXAS 75240
                                 (972) 701-5400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          -------------------------

                               TIMOTHY P. PETERS
                            CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                          5400 LBJ FREEWAY, SUITE 680
                              DALLAS, TEXAS 75240
                                 (972) 701-5400
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                          -------------------------


                          Copies of Communication to:
                           MICHAEL L. BENGTSON, ESQ.
                              MARK C. GUNNIN, ESQ.
                               JANE E. RAST, ESQ.
                            THOMPSON & KNIGHT, P.C.
                             1200 SAN JACINTO TOWER
                            98 SAN JACINTO BOULEVARD
                              AUSTIN, TEXAS 78701
                                 (512) 469-6100


                          -------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box.   [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE


=========================================================================================
                                                 Proposed Maximum
               Title of Each Class of           Aggregate Offering        Amount of
           Securities to be Registered(1)          Price(1)(2)       Registration Fee(3)
-----------------------------------------------------------------------------------------
 Common Stock, $.001 par value per share . . .    $ 112,173,110           $  33,296.61
=========================================================================================



(1) The Common Stock being registered consists of shares underlying warrants. In accordance with Rule 416 under the Securities Act, this Registration Statement also covers such indeterminate number of additional shares as may become issuable upon exercise of such warrants to prevent dilution from stock splits, stock dividends or similar transactions.


(2) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.


(3) Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended. $7,756.35 of this fee was paid with the initial filing of this Registration Statement.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                Explanatory Note


     This Registration Statement contains two forms of prospectus. The first prospectus relates to reoffers and resales on a continuous or delayed basis in the future, as provided by Rule 415 under the Securities Act of 1933 (the "Securities Act"). This prospectus relates to reoffers and resales of 4,775,857 shares of common Stock issuable upon the exercise of various warrants issued by the Registrant in private placements exempt from Registration under Section 4(2) of the Securities Act. The second prospectus relates to the issuance on a continuous or delayed basis in the future, as provided by Rule 415 under the Securities Act, of 2,326,500 shares of Common Stock upon the exercise of warrants issued as part of the Company's initial public offering in June 1993. The warrants were registered on the Company's Registration Statement on Form S-1 (File No. 33-62606). The differences in the prospectuses are that each contains a different outside front and back cover and a different description under "Plan of Distribution" and the first prospectus contains a "Selling Stockholders" section.

PROSPECTUS







                                4,775,857 SHARES


                               SOURCE MEDIA, INC.

                                  Common Stock

                          -------------------------


         This Prospectus relates to the public offering of up to 4,775,857 shares (the "Shares") of Common Stock, $.001 par value per share ("Common Stock"), of Source Media, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by certain shareholders of the Company identified under the caption "Selling Shareholders" or by pledgees, donees, transferees or other successors in interest (the "Selling Shareholders"). The Shares being offered hereby are issuable upon the exercise of certain warrants (the "Warrants"). The Company will receive no part of the proceeds of sales of the Shares offered hereby, although it will receive proceeds from any exercises of the Warrants.



         The Shares may be offered by the Selling Shareholders from time to time in one or more transactions as described under "Plan of Distribution." To the extent required, the number of Shares to be sold, the name of the Selling Shareholder(s), the purchase price, the name of any agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholder(s) from the sale of the Shares offered from time to time hereby will be the purchase price of the Shares sold less commissions, discounts and other compensation, if any, paid by the Selling Shareholder(s) to any agent or broker-dealer. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholders" and "Plan of Distribution."



         The Common Stock is traded on the Nasdaq National Market under the trading symbol "SRCM." On July 27, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $20.00 per share.


                          -------------------------

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 HEREOF.

                          -------------------------

         The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Company and the Selling Shareholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

                          -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The Date of this Prospectus is July 28, 1998

         Except as otherwise specified, (a) all references to Source or the Company include Source Media, Inc. and its wholly-owned subsidiaries, including IT Network, Inc. ("IT Network"), Interactive Channel, Inc. ("Interactive Channel"), SMI Holdings, Inc. ("Holdings") and Interactive Channel Technologies Inc. marketed under the name of Virtual Modem Technologies ("Virtual Modem", formerly known as Cableshare Inc.), and (b) all references to Source's activities, results of operations or financial condition prior to June 23, 1995 relate to Holdings.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market, and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, NW, Washington, D.C. 20006.

         This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. The Company has filed the Registration Statement electronically with the Commission via the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirely by such reference. The Company intends to distribute to its shareholders annual reports containing audited financial statements and will make available copies of quarterly reports for the first three quarters of such fiscal year containing unaudited interim financial information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are hereby incorporated by reference in this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (3) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above; and

         (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 10, 1993.


         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference into this Prospectus, to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.


         Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to W. Scott Bedford, Chief Financial Officer, 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240 or by telephone at (972) 701-5400.

                                  THE COMPANY


         Source provides on-demand information, services and programming through the telephone and can provide such information services and programming through cable television over the Company's proprietary digital operating systems through its two operating subsidiaries, IT Network and Interactive Channel. Interactive Channel can provide on-demand information and services and Internet access to the cable television industry over existing cable infrastructure and telephone lines, with the addition of a digital set-top box.



         The Company's operations are conducted through its subsidiaries, IT Network, Interactive Channel, and Virtual Modem. Virtual Modem owns the patented technology utilized by Source for Cable SuperSites Network ("Cable SuperSites") and provides research and development services for Source. In October 1997, Holdings formed IT Network and Interactive Channel as wholly-owned operating subsidiaries.


         IT Network provides voice information services through telephone directories and newspapers and also provides related support services to certain Yellow Pages directory and newspaper publishers participating with the Company in offering voice information services ("Publisher Partners"). The Company sells advertising and provides related support services to advertising clients who pay to sponsor and deliver a promotional message before and after the delivery of the voice information.


         Interactive Channel's Cable SuperSites can supply programming and services allowing a subscriber to access on-demand local and national news, weather, sports and school information, browse the Internet, view programming guides, purchase goods, send and receive e-mail and access a variety of other offerings over existing cable infrastructure and telephone lines, with the addition of a digital set-top box. Cable SuperSites can allow the Company or cable system operators to sell interactive advertising space on cable screens using text, voice and pictures. Cable SuperSites can be broadcast by cable operators utilizing the Company's proprietary two-way operating system, SourceWare. SourceWare can enable any cable television system equipped with a compatible advanced analog or digital set-top box to deliver two-way, on-demand programming with the touch of a television remote. In less than one second, Cable SuperSites can allow subscribers to access interactive programming delivered over the cable system to their television.



         The Company believes that the best opportunity for its products and services is in a digital cable environment. The deployment of the infrastructure necessary for adoption of digital cable has only recently begun to occur. Distribution of the Company's products and services is necessarily dependent on this deployment. The Company is pursuing a strategy of working with digital set-top box manufacturers to incorporate its technology in digital set-top boxes. In addition, the Company continues to have discussions with cable operators and various technology and media companies about licensing its technology and other transactions. There can be no assurance that any transactions will result from such discussions.


         The Company is a Delaware corporation whose principal executive offices are located at 5400 LBJ Freeway, Suite 680, Dallas, Texas 75240, and whose telephone number is (972) 701-5400.




                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


         THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS THAT HAVE BEEN MADE PURSUANT TO THE PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, MANAGEMENT'S BELIEFS AND ASSUMPTIONS MADE BY MANAGEMENT. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES" AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT; THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECASTED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE THOSE NOTED IN THIS PROSPECTUS UNDER "RISK FACTORS" AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. UNLESS REQUIRED BY LAW, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. HOWEVER, INVESTORS SHOULD CAREFULLY REVIEW THE RISK FACTORS AND OTHER INFORMATION SET FORTH IN THE REPORTS AND OTHER DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE COMMISSION.

                                  RISK FACTORS



         Prospective investors should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus and the documents incorporated by reference herein. An investment in the Common Stock involves a high degree of risk. The Company cautions the reader that this list of factors may not be exhaustive. The Company operates in a rapidly changing business, and new risk factors emerge from time to time. Management cannot predict every risk factor, nor can it assess the impact, if any, of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

         Substantial Leverage; Ability to Service Debt. The Company is highly leveraged and substantially all its assets are subject to security interests securing its 12% Senior Secured Notes due 2004 (the "Notes"). As of March 31, 1997, the Company had total indebtedness of approximately $100 million.

         The degree to which the Company is leveraged, together with the covenants imposed by the Notes and the Company's 13-1/2% Senior PIK Preferred Stock (the "Preferred Stock"), could have adverse consequences, including the following: (i) substantial cash flow from the Company's operations will be required for the payment of principal and interest on the Notes and will not be available for other purposes; (ii) the Company's ability to obtain additional financing in the future, whether for acquisitions, capital expenditures, further development of Cable SuperSites, refinancings or otherwise, may be impaired;
(iii) the Company may be more leveraged than certain of its competitors, which may place it at a competitive disadvantage; (iv) the indenture under which the Notes were issued (the "Indenture") imposes significant financial and operating restrictions; and (v) the Company's high degree of leverage makes it more vulnerable to changes in economic conditions, may limit its ability to withstand competitive pressures and technological developments, consummate acquisitions and capitalize on significant business opportunities and may make it a less attractive candidate for a strategic transaction.

         The Company will require substantial cash flow to meet its interest and principal payment obligations with respect to the Notes and any other borrowings. The Company's cash flow is dependent on the Company's future performance and is subject to financial, economic and other factors, some of which are beyond its control. If the Company is unable to generate sufficient cash flow from operations or otherwise to satisfy its interest and principal obligations on the Notes and other indebtedness, it may be required to refinance all or a portion of such obligations or to sell assets. The Company expects that any payment of the principal of any of the Notes, the redemption of, or payment of cash dividends on, its Preferred Stock or any other borrowings, whether upon maturity, acceleration, redemption or other repurchase obligation, such as a change of control, may have to be refinanced in whole or in part or financed by the sale of assets or similar transactions. The Indenture contains restrictions on the Company's ability to incur additional indebtedness and to sell assets and, in addition to such restrictions, the Company may not be able to effect a refinancing or sell assets on acceptable terms when needed.

         Insufficient Collateral. The proceeds of any sale of the collateral following an event of default under the Indenture may not be sufficient to repay the Notes in full. Although the collateral consists of substantially all the assets of the Company, most of the Company's assets consist of cash, investments, goodwill, other intangibles and accounts receivable. The tangible assets comprising the collateral, which, as of March 31, 1998, had a net book value of approximately $5.4 million, will consist primarily of computer and other equipment.

         Historical and Projected Losses. The Company has reported an operating loss and a net loss in each year since its inception, including an operating loss of $24.5 million and a net loss attributable to common stockholders of $32.8 million in the year ended December 31, 1997 and had an operating loss of $8.7 million and a net loss attributable to common stockholders of $9.5 million in the quarter ended March 31, 1998. The Company's business plan for Cable SuperSites is dependent on the widespread adoption of digital cable boxes and the Company's technology, both of which are beyond the Company's ability to control. Unless and until such events occur, the Company expects that it will continue to incur operating losses, and they may be substantial. The Company expects to incur operating losses at least through 1998 and may incur operating losses thereafter. There can be no assurance that the Company will be able to operate profitably at any time or that the Company will not require substantial additional funds to implement its business plan.

         Change of Control. Upon the occurrence of a change of control (which could include the disposition of substantially all of the Company's or one of its subsidiary's assets), the Company will be required to offer to repurchase the outstanding Notes and Preferred Stock at 101% of, in the case of the Notes, the principal amount thereof, plus accrued and unpaid interest to the date of repurchase, and, in the case of the Preferred Stock, the liquidation preference plus accumulated and unpaid dividends. There can be no assurance that sufficient funds will be available to make any required repurchase. If the Company does not have available funds sufficient to pay for Notes tendered for repurchase, an event of default would occur under the Indenture. The occurrence of an event of default would result in acceleration of maturity of the Notes unless waived by the holders of the Notes and the Preferred Stock. Similarly, if the Company is required to offer to repurchase the outstanding Preferred Stock and the Company does not have available funds sufficient to repurchase shares of the Preferred Stock tendered for repurchase, the holders of Preferred Stock would have the right to elect two directors.

         Access to Channels on Cable Systems and Uncertainty of Subscriber Acceptance. The Company's ability to offer Cable SuperSites on any cable television system depends on obtaining an agreement from the cable operator on terms satisfactory to the Company. There is intense competition among suppliers of programming for access to channels. The Company currently has three agreements in place with cable operators, although Cable SuperSites is not currently being offered in any markets covered by these agreements. The Company is in discussions to obtain channel access for Cable SuperSites with other cable systems; however, there can be no assurances that such additional agreements will be entered into. Even if carriage agreements are entered into, there can be no assurance that Cable SuperSites will be distributed as a result of such agreements.

         Even if the Company does have channel access and distribution, there can be no assurance that a significant market for on-demand interactive television will develop or that cable subscribers will use the television as a source of on-demand information and services. Carriage of Cable SuperSites in Colorado Springs was terminated effective April 1, 1998. In addition, Cable SuperSites will be competing with other on-demand information and entertainment sources. This competition includes services offering access to the Internet through the television. There can be no assurance that Cable SuperSites will prove more desirable than such services. If Cable SuperSites does not achieve market acceptance, Source will be unable to implement its business strategy and Source's business will be materially adversely affected.


         Evolving Nature of Business. The on-line information and services industry is experiencing rapid change. Products or technologies developed by others could render obsolete or otherwise significantly diminish the value of the Company's products or technologies, Virtual Modem, Interactive Channel or IT Network. The Company's future performance will depend substantially on its ability to respond to competitive developments, to upgrade its technologies and programming, to commercialize products and services incorporating upgraded technologies and programming and to adapt its operational and financial control systems as necessary to respond to continuing changes in its businesses. There can be no assurance that the Company will be successful in these efforts.

         Extreme Volatility of Stock Price. The Company's Common Stock price can be extremely volatile and has experienced substantial and sudden fluctuations. The Company has been the subject of merger speculation in the press and Internet "chat" rooms. Speculation that such a transaction may or may not occur, whether or not based in fact, has in the past and may in the future cause volatility and/or speculative fluctuations. In light of the foregoing, the Company's trading history may not be a reliable indicator of the price at which a transaction, if any, would occur. In addition, the stock market has experienced significant price and volume fluctuations. Such broad market fluctuations have adversely affected and may continue to adversely affect the market price of the Common Stock.




         Availability of Programming. If it obtains distribution for Cable SuperSites, the success of Cable SuperSites will be highly dependent on the availability of high-quality programming applications. The Company will depend on independent programming sources, such as third-party suppliers, local media, retailers and information service providers, to create, produce and update the programming disseminated on Cable SuperSites at no, or minimal, cost to the Company. There can be no assurance that Source will succeed in attracting and retaining such independent programming sources. If independent programming sources do not develop high quality, up-to-date information, shopping, entertainment and other programming applications that are capable of being delivered on Cable SuperSites and that appeal to subscribers, or if such suppliers are unwilling to provide such applications to Source on terms favorable to Source, Source would have to increase the extent to which it supplements these independent programming services with its internal programming, which would increase the cost of operating Cable SuperSites.


         Reliance Upon Proprietary Technology. Source has a policy of entering into confidentiality agreements with its employees, consultants and certain other outside parties, and from time to time enters into license agreements with other outside parties, and generally seeks to control access to and distribution of its proprietary information and technology. Licenses of technology to third parties, including grants of sub-license rights, could act to increase competition faced by the Company and/or diminish the value of its technology. For example, the Company granted to a third party certain rights that may be assigned or sublicensed for use in connection with home shopping and business-to-business applications. In addition, despite precautions taken by the Company, it may be possible for third parties to copy or otherwise obtain and use Source's products or technology without authorization, or to independently develop similar products and technology. For example, the Company has granted to a third party certain rights that may be assigned or sublicensed for use in connection with home shopping and business-to-business applications. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by Source will prevent misappropriation of its technology or that litigation will not be necessary in the future to enforce Source's intellectual property rights, to protect Source's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation, including without limitation litigation which has previously been disclosed, could result in the invalidation of Source's proprietary rights and, in any event, would likely result in substantial costs and diversion of management time, either of which could have a material adverse effect on Source's business.

         The Company believes that its technology rights, including patents, are among its most significant and valuable assets. In the event that the Company's technology rights are adversely affected or its technology becomes obsolete, its competitors develop alternative technologies or one or more of the Company's patents is invalidated, the Company's prospects and value may be materially adversely affected.

         Year 2000. The Company is currently utilizing internal resources to identify the potential impact of the year 2000 on the processing of date-sensitive information by the Company's computerized information and support systems. The Company expects to complete this process during the third quarter of 1998. Once it has identified the consequences of the year 2000 on its operations, the Company will take whatever steps it can to minimize the impact. The year 2000 problem is the result of software that uses two digits (rather than four) to define the applicable year. Any software or hardware that utilizes date-sensitive coding may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. At this time, the Company is unable to assess the potential impact of the problem or to determine whether the costs of addressing potential problems will have a material adverse impact on the Company's financial position, results of operations or cash flows in future periods. If the Company, its customers or vendors are unable to adequately resolve such processing issues in a timely manner, the Company's operations and financial results may be adversely affected. Because the resources available to address the year 2000 problem are scarce, to the extent the Company identifies problems that require the services of third parties, it will most likely incur significant expenses in its attempts to address such problems, if it is able to obtain such services at all. In addition, if the Company has secured distribution for Cable SuperSites, the failure of cable system operators or any other person in the distribution process to have adequately resolved year 2000 problems could have a material adverse effect on the Company's financial condition and results of operations.

         Unavailability of Equipment; Reliance on Sole Supplier. The Company is pursuing relationships with General Instruments and Scientific Atlanta to incorporate the Company's SourceWare operating system in their advanced-analog and digital set-top boxes. Neither General Instruments nor Scientific Atlanta has agreed to manufacture units compatible with the Company's technology in any certain quantities. If General Instruments and/or Scientific Atlanta fail to incorporate the Company's SourceWare operating system into their set-top boxes or fail to manufacture them in sufficient quantities, the Company would be required to seek to enter into such arrangement with a different set-top box manufacturer or continue to purchase its own set-top boxes. Because General Instruments and Scientific Atlanta the vast majority of the United States' set-top boxes, an agreement with any other manufacturer would not be as beneficial to the Company. In addition, if the Company were required to purchase its own set-top boxes, the Company estimates that its capital costs related to such purchases would increase significantly compared to the estimated cost of incorporating the Company's SourceWare operating system into set-top boxes manufactured by General Instruments or Scientific Atlanta. If the Company is forced to pursue either of these alternatives, its business prospects and financial condition would be materially adversely affected.

         To incorporate SourceWare technology in advanced analog set-top boxes requires the addition of the Company's chip for such set-top boxes to access Cable SuperSites. Consequently, such chip may be a key factor in the success of the Interactive Channel. LSI Logic is currently the only manufacturer of these chips and is therefore the Company's sole supplier of this important component. The Company has no guaranteed supply arrangements with LSI Logic, and there can be no assurance that LSI Logic will be able to meet its requirements. Unless alternative supply sources are identified for this chip, the Company could be subject to pricing risks, delivery delays and quality control problems or even unavailability of this component, any of which would have a material adverse effect on the Company.

         Competition. In an industry characterized by extensive capital requirements and rapid technological change, Source faces potential competition for the acceptance of its on-line programming and services from a number of companies, most of which have significantly greater financial, technical, manufacturing and marketing resources than Source and may be in a better position to compete in the industry. Many of the companies could obtain distribution for their product more easily than the Company. In addition, Source faces competition for advertiser revenues from other media, including radio, television, newspapers and magazines. Source believes that for the foreseeable future public access to on-line television will generally be through cable operators. Accordingly, Source must compete with other providers of television programming to establish relationships with cable operators to gain channel access.

         In addition, certain regional bell operating companies or their affiliates ("RBOCs") have provided voice information services in the past. There can be no assurance that the RBOCs will not provide such services again in the future. If one or more RBOCs were to begin providing such services, the resulting competition could have a material adverse effect on the Company's financial condition and results of operations. In addition, certain former employees of the division of Brite Voice Systems Inc. that the Company acquired in October 1997 (some of whom are also former employees of the Company), have formed and operate a competing business. The Company has brought actions challenging certain actions of these individuals.

         Shares Eligible for Future Sale. Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Common Stock. All shares of Common Stock outstanding are freely tradeable without restriction by persons other than "affiliates" of the Company. In addition, as of June 30, 1998 there were options, warrants and exchange rights outstanding entitling the holders thereof to acquire 9,262,653 shares of Common Stock. The Registration Statement of which this Prospectus forms a part registers an aggregate of 7,102,357 shares of Common Stock underlying such warrants.

         Shareholder Rights Plan; Antitakeover Effects of Certificate of Incorporation, Bylaws and Delaware Law. The Company has adopted a Shareholder Rights Plan and declared a dividend distribution of one common share purchase right on each outstanding share of the Company's Common Stock. Generally, if a person or group acquires 15% or more of the Company's Common Stock, the Rights will entitle shareholders other than the acquiror to purchase shares of Common Stock (or, in certain circumstances, cash, other property or other securities) at half price. In addition, if, after the acquisition by a person or group of 15% or more of the Company's Common Stock, Source sells more than 50% of its assets or earning power or is acquired in a merger or other business combination transaction, the acquiror must assume the obligations under the Rights and the Rights will become exercisable to acquire common stock of the acquiror at the discounted price. The Shareholder Rights Plan, along with certain provisions of the Company's Certificate of Incorporation and Bylaws and of Delaware law, could delay or make difficult a merger, tender offer or proxy contest involving the Company.

         Government Regulation. The telecommunications and cable television industries are subject to extensive regulation by federal, state and local governmental agencies. Existing regulations were substantially affected by the passage of the 1996 Telecom Act in February 1996, which allowed cable television companies and telephone companies both to enter and participate in new lines of business. This introduced the possibility of new, non-traditional competition for both cable television and telephone companies and resulted in greater potential competition for Source. The outcome of federal and state administrative proceedings may also affect the nature and extent of competition that will be encountered by Source. In addition, future regulations may prevent Source from generating revenues from sales of database information about consumers obtained by Source from its television and telephone business. BellSouth is also allowed to terminate its agreement with the Company if it determines that regulatory changes would impact the Company's ability to perform under such agreement. These competitive developments, as well as other regulatory requirements relating to privacy issues, may have a material adverse effect on Source's business.

                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" below.


                              SELLING SHAREHOLDERS

         The following table sets forth, as of the date of this Prospectus, the name of each of the Selling Shareholders, the number of Shares that each such Selling Shareholder owns as of such date, the number of Shares owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus, and the number of Shares to be held by each such Selling Shareholder assuming the sale of all of the Shares offered hereby. The Selling Shareholders may also be pledgees, donees, transferees or other successors in interest that receive shares from the Selling Shareholders listed below. To the Company's knowledge, no Selling Shareholder has had any relationship with the Company or any of its predecessors or affiliates within the past three years. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.


                                 Shares Beneficially
      Selling                     Owned Prior to the     Shares Being
    Shareholder                       Offering (1)          Offered
  ---------------              -----------------------   ------------
                                 Number      Percent
                                 ------      -------
Security Insurance Company
of Hartford                     105,282         *        105,282

David Thalheim(2)                76,875         *         76,875

Dublind Partners Inc.           230,480       1.83       230,480

Noddings Investment
  Group(3)                       21,750         *         21,750

Ralph Sawyer                         50         *             50

Northstar High
Total Return Fund             1,250,000       9.17     1,250,000

Turnberry Limited                34,114         *         34,114

Turnberry Capital
  Partners, L.P.                146,309       1.17       146,309

Turnberry Capital
  International Ltd.             89,027         *         89,027


Fidelity Advisor Series II:
  Fidelity Advisor High
  Yield Fund(4)                  48,052         *         48,052

Fidelity Management Trust
  Company on behalf of
  accounts managed by it(5)      10,057         *         10,057

Fidelity Advisor Series VIII:
  Fidelity Advisor Strategic
  Income Fund(4)                  1,676         *          1,676





--------------------

*  Less than one percent



(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares shown as beneficially owned.

(2) Includes 26,875 shares underlying warrants held in the name of The David Thalheim Revocable Living Trust dated March 5, 1996. David Thalheim is the sole trustee of this trust.



(3) Consists of 18,750 shares underlying warrants owned by Noddings Warrant, L.P., of which Noddings Investment Group is the sole general partner, and 3,000 shares underlying warrants owned by Diversified Strategies, L.P., for which Noddings Investment Group has discretionary authority.

(4) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment
         Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors, FMR Co. is a wholly-owned subsidiary of FMR Corp. ("FMR"), a Massachusetts corporation.

(5) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans for which Fidelity Management Trust Company ("FMTC")serves as trustee or managing agent. FTMC is a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act.




    This Prospectus also covers the possible resale of the Shares by certain other currently unknown persons who may become owners of such Shares as a result of their acquisition of warrants. Each such transferee of a Selling Shareholder is hereby deemed to be a Selling Shareholder for purposes of making resales of Shares using this Prospectus. To the extent required by applicable law, information about any such transferees shall be set forth in an appropriate supplement to this Prospectus.

         The Selling Shareholders may offer and sell all or a portion of the Shares from time to time but are under no obligation to offer or sell any of the Shares. See "Plan of Distribution." Because the Selling Shareholders may sell all, none or any part of the Shares from time to time, no estimate can be given as to the number of shares that will be beneficially owned by the Selling Shareholders upon termination of any offering or as to the percentage of the beneficially own after termination of any offering.

                              PLAN OF DISTRIBUTION

         The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Company's Common Stock short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


         The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.


         At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         The sale of Shares by the Selling Shareholders is subject to compliance by the Selling Shareholders with certain contractual restrictions with the Company. There can be no assurance that the Selling Shareholders will sell all or any of the Shares.

         The Company has agreed to indemnify certain of the Selling Shareholders and any person controlling such Selling Shareholders against certain liabilities, including liabilities under the Securities Act. Such Selling Shareholders have agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

         The Company intends to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of (i) June 23, 2000, and (ii) the sale of all the Shares covered hereby; provided, that the Company in its sole discretion may terminate the effectiveness of such Registration Statement prior to the end of such time periods. The

Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such time period; however, any unsold shares will be freely tradable subject to compliance with Rule 144 of the Securities Act.

                             VALIDITY OF THE SHARES

         The validity of the Shares offered hereby will be passed upon by Thompson & Knight, P.C., Austin, Texas, counsel to the Company.

                                    EXPERTS

         The Consolidated Financial Statements of Source Media, Inc. appearing in Source Media, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY SELLING SHAREHOLDER OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        ------------------------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . .     2
Incorporation of Certain Documents By Reference . . . . . . . . . . . .     2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Disclosure Regarding Forward-Looking Statements . . . . . . . . . . . .     3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . .    10
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .    11
Validity of the Shares  . . . . . . . . . . . . . . . . . . . . . . . .    12
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

                                [Alternate page]







PROSPECTUS








                                2,326,500 SHARES


                               SOURCE MEDIA, INC.

                                  Common Stock

                          -------------------------


         This Prospectus relates to the public offering of up to 2,326,500 shares (the "Shares") of Common Stock, $.001 par value per share ("Common Stock"), of Source Media, Inc., a Delaware corporation (the "Company"), which may be issued by the Company from time to time to the holders of warrants (the "Warrants") issued by the Company in its initial public offering in June 1993 upon the exercise of the Warrants upon exercise of the Warrants in accordance with the terms thereof. The Company will pay all expenses incident to the issuance of the Shares. The Warrants are subject to a warrant agreement dated June 23, 1993 which governs the terms and condition of the Warrants. Among such terms and conditions is the obligation to register the issuance of the Common Stock underlying the Warrants. This Registration Statement is intended to fulfill that obligation. See "Plan of Distribution."



         The Common Stock is traded on the Nasdaq National Market under the trading symbol "SRCM." On July 27, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $20.00 per share.


                          -------------------------

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 HEREOF.





                          -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The Date of this Prospectus is July 28, 1998

                                [Alternate Page]


                              PLAN OF DISTRIBUTION

         The Shares covered by this Prospectus may be issued from time to time to the holders of the Warrants, upon exercise thereof in accordance with their terms. The Warrants were issued by the Company in its initial public offering in June 1993.






         In certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.







         The Company intends to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of (i) June 23, 2000, and (ii) the issuance of all the Shares covered hereby; provided, that the Company in its sole discretion may terminate the effectiveness of such Registration Statement prior to the end of such time periods. The

                                [ALTERNATE PAGE]




         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE BY THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SHARES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF OR OFFER TO SELL THE SHARES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                        ------------------------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Available Information . . . . . . . . . . . . . . . . . . . . . . . . .     2
Incorporation of Certain Documents By Reference . . . . . . . . . . . .     2
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Disclosure Regarding Forward-Looking Statements . . . . . . . . . . . .     3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . .    10
Validity of the Shares  . . . . . . . . . . . . . . . . . . . . . . . .    11
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


 SEC registration fee  . . . . . . . . . . . . . . .     $    7,756.35
 Nasdaq National Market listing fee  . . . . . . . .         17,500.00
 Legal fees and expenses . . . . . . . . . . . . . .         15,000.00
 Accounting fees and expenses  . . . . . . . . . . .         15,000.00
 Miscellaneous expenses  . . . . . . . . . . . . . .         30,000.00
                                                         -------------
          Total  . . . . . . . . . . . . . . . . . .     $   85,256.35
                                                         =============


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Eighth of the Company's Certificate of Incorporation (Exhibit 3.1) and
Section 5.1 of the Company's Bylaws (Exhibit 3.2) provide for the indemnification of directors, officers and other authorized representatives of the Company to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


         The Company's Bylaws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.

ITEM 16.         EXHIBITS.


         EXHIBIT NO.                    IDENTIFICATION OF EXHIBIT
         -----------                    -------------------------
          5.1*            --      Opinion of Thompson & Knight, P.C., counsel
                                   for the Registrant.

         23.1*            --      Consent of Thompson & Knight, P.C. (included
                                  as a part of Exhibit 5)

         23.2*            --      Consent of Ernst & Young LLP

         24*              --      Powers of Attorney (except with respect to
                                  Michael S. Willner and John J. Reed,
                                  included on signature page of original
                                  filing).




         -------------------------

         *       Filed herewith.

ITEM 17.         UNDERTAKINGS.

         A.      Undertaking Pursuant to Rule 415.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

         B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents By Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D.      Undertaking Pursuant to Rule 430A.

         The undersigned Registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                 (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of July, 1998.



                                   SOURCE MEDIA, INC.



                                   By:      /s/ Timothy P. Peters
                                            ----------------------------------
                                            Timothy P. Peters
                                            Chairman of the Board and Chief
                                            Executive Officer







         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                 Signature                                  Title                                   Date
                 ---------                                  -----                                   ----
/s/ Timothy P. Peters                       Chairman of the Board and Chief Executive Officer   July 28, 1998
-----------------------------------------   (Principal Executive Officer)
         Timothy P. Peters


/s/ W. Scott Bedford                        Chief Financial Officer, Treasurer                  July 28, 1998
-----------------------------------------   (Principal Financial and Accounting Officer)
         W. Scott Bedford

/s/ John J. Reed                            Director                                            July 28, 1998
-----------------------------------------
         John J. Reed

/s/ James L. Greenwald                      Director                                            July 28, 1998
-----------------------------------------
         James L. Greenwald


/s/ Michael J. Marocco                      Director                                            July 28, 1998
-----------------------------------------
         Michael J. Marocco


/s/ Robert H. Alter                         Director                                            July 28, 1998
-----------------------------------------
         Robert H. Alter


/s/ Robert J. Cresci                        Director                                            July 28, 1998
-----------------------------------------
         Robert J. Cresci


/s/ Barry Rubenstein                        Director                                            July 28, 1998
-----------------------------------------
         Barry Rubenstein


/s/ Michael S. Willner                      Director                                            July 28, 1998
-----------------------------------------
         Michael S. Willner


                                 EXHIBIT INDEX


Exhibit
Number                   Description
------                   -----------


 5.1* Opinion of Thompson & Knight, P.C., counsel for the Registrant.

23.1*     Consent of Thompson & Knight, P.C. (included in Exhibit 5.1)

23.2*     Consent of Ernst & Young LLP

24.1** Powers of Attorney (except with respect to Michael S. Willner and John J. Reed, included on signature page of original filing)


--------------------
*   Filed herewith.
**  Previously filed.